Exhibit 8.2

Joe R. Lane (1858-1931) Charles M. Waterman (1847-1924) C. Dana Waterman III Terry M. Giebelstein* Curtis E. Beason Robert V. P. Waterman, Jr.* R. Scott Van Vooren*	Abbey C. Furlong* Samuel J. Skorepa* Kurt P. Spurgeon* Joshua J. McIntyre* Brett R. Marshall* Kyle R. Day* Andrea D. Mason*

Richard A. Davidson*	James W. White*
Michael P. Byrne*	Timothy B. Gulbranson

Edmund H. Carroll*

Theodore F. Olt III*

Jeffrey B. Lang*

Judith L. Herrmann*

Robert B. McMonagle*

Christopher J. Curran*

Joseph C. Judge*

Jason J. O’Rourke*

Troy A. Howell*

Diane M. Reinsch*

Catherine E. E. Hult*

Mikkie R. Schiltz*

Diane E. Puthoff*

Wendy S. Meyer*

Ian J. Russell*

Benjamin J. Patterson*

Douglas R. Lindstrom, Jr.*

Rian D. Waterman*

220 North Main Street, Suite 600

Davenport, Iowa 52801-1987

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624

E-Mail Address: rdavidson@l-wlaw.com

www.L-WLaw.com

January 12, 2016

                Registered Patent Attorney

                April A. Price*

                Of Counsel

                Robert A. Van Vooren*

                Thomas N. Kamp

                William C. Davidson*

                Charles E. Miller*

                James A. Mezvinsky

                David A. Dettmann*

                Michael L. Noyes

                Jeffrey W. Paul*

                    *Also Admitted in Illinois

                Illinois Office

                3551 7th Street, Suite 110

                Moline, IL 61265

JOHN DEERE CAPITAL CORPORATION

1 East First Street, Suite 600

Reno, NV 89501

JOHN DEERE RECEIVABLES, INC.

1 East First Street, Suite 600

Reno, NV 89501

Re: REGISTRATION STATEMENT ON FORM SF-3

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Receivables, Inc., a Nevada corporation (“Deere Receivables”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by Deere Receivables with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Prospectus included in the Registration Statement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

January 12, 2016

We hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in Prospectus, and we hereby consent to the use of our name therein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ LANE & WATERMAN LLP

LANE & WATERMAN LLP